SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Consolidated-Tomoka Land Co. on April 16, 2018.

Press Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com

Phone:	(386) 944-5643

Facsimile:	(386) 274-1223

Contact:	Joele Frank, Wilkinson Brimmer Katcher Dan Moore/James Golden

Phone:	(212) 355-4449

“FOR” All of CTO’s Highly Qualified Directors on the WHITE Proxy Card Today and Rejects the Nominees of Wintergreen Advisers LLC and the Wintergreen Fund (MUTF: WGRNX)
FOR IMMEDIATE RELEASE

LEADING INDEPENDENT PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS CONSOLIDATED-TOMOKA SHAREHOLDERS VOTE “FOR” ALL SEVEN OF THE COMPANY’S DIRECTOR NOMINEES

For Second Consecutive Year Glass Lewis Joins ISS in Recommending Shareholders Vote “FOR” All of CTO’s Highly Qualified Directors on the WHITE Proxy Card Today
and
Rejects the Nominees of Wintergreen Advisers LLC and the Wintergreen Fund (MUTF: WGRNX)

DAYTONA BEACH, Fla. – April 16, 2018 – Consolidated-Tomoka Land Co. (NYSE American: CTO) (the “Company” or “CTO”) today announced that Glass Lewis & Co (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that CTO shareholders vote “FOR” all of CTO’s highly-qualified and experienced director nominees at the Company’s 2018 Annual Meeting of Shareholders to be held on April 25, 2018.

CTO announced last week that Institutional Shareholder Services (“ISS”), another leading independent proxy advisory firm, also recommended in favor of CTO’s nominees. Consistent with the Glass Lewis and ISS recommendations, the CTO board of directors urges shareholders to vote “FOR” all seven of CTO’s nominees on the WHITE proxy card today.

Glass Lewis concluded: “We believe the incumbent board presents a credible defense of the Company’s performance and existing strategy and persuasively argues that the incumbent directors are better suited to oversee the Company for the benefit of all shareholders. Accordingly, we recommend that shareholders vote “FOR” each of CTO’s seven nominees on the WHITE proxy card today.”i

Glass Lewis also recommendedi that CTO shareholders vote “FOR” the advisory vote on the Company’s executive compensation, vote “FOR” the Company’s proposal to approve the Second Amended and Restated 2010 Equity Incentive Plan and vote “AGAINST” the shareholder proposal from Wintergreen Advisers LLC (“Wintergreen”).

In its April 13, 2018 report, Glass Lewis also statedi:

•

“Upon full review, we believe the Dissident [Wintergreen] has failed to make a compelling case for the removal of incumbent directors or for the appointment of any of the Dissident Nominees. In our view, the Dissident has not nominated any individual director candidates whose presence on the board would be justified or likely to result in a superior outcome for other CTO shareholders, from either a valuation or governance perspective.”

•

“The Dissident provides limited evidence to support its assertions that the Company has underperformed or that the current strategy is unfavorable or unlikely to maximize shareholder value… we find that Wintergreen has not presented a substantive operating plan or alternative strategy other than seeking a potential sale or liquidation of the Company.”

•	“We agree that Wintergreen appears motivated to pursue a sale or liquidation of the Company, potentially to serve its own interests and to the potential detriment of other CTO shareholders.”
•

“In turn, we believe the board has presented a convincing rebuke of Wintergreen’s allegations, demonstrating that the current board and management’s business plan for maximizing shareholder value has resulted in improved operational performance and generally favorable returns for investors in recent years.”

Speaking about the Company’s successful performance and the results achieved by the current management team, Glass Lewis statedi:

•

“…We find that the Company’s proxy solicitation materials provide a fairly detailed assessment of the Company’s TSR performance that supports the incumbent board’s position that CTO has delivered strong performance for shareholders under the leadership of the current board and management.”

•

“Based on our review of the arguments presented by both sides, we believe there is reasonable basis to conclude that the Company has generally delivered adequate returns for shareholders over various relevant periods under the leadership of the current board and management...”

•

“The Company’s solicitation documents include numerous metrics illustrating the Company’s favorable performance under the current strategy and leadership of the incumbent board and management, including strong growth in revenue, operating income, earnings per share and book value per share over the last five years.

Glass Lewis rejected Wintergreen’s assertion that CTO’s board and management were not doing enough to reduce the discount to NAV and offered additional perspective on the Company’s current strategy and compensation practices. In particular, Glass Lewis statedi:

•

“…We believe the Company’s existing repurchase program strikes a reasonable balance between preserving financial flexibility and the ability to opportunistically repurchase shares at large discounts to NAV.”

•

“Given our favorable view of the Company’s operating track record in recent years and the absence of a compelling counterargument from the Dissident, we find limited cause to support changing the current strategy or approach.”

•	“…We believe the Company maintains a generally reasonable compensation program and has sufficiently aligned pay with performance in 2017.”

CTO shareholders are reminded that their vote is extremely important, no matter how many shares they own. To follow the recommendations of Glass Lewis, ISS, and the CTO Board, shareholders should vote the WHITE proxy card “FOR” each of CTO’s seven nominees TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card.

New York, New York 10018 or Call Toll-Free (800) 322-2885

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

1407 Broadway
New York, New York 10018

Call Collect: 212-929-5500
or
Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 2.1 million square feet of income properties, as well as nearly 8,100 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations which are available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the ability of the Company to complete 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”), to be held at such time and place as announced by the Board. The Company has filed its definitive proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Updated information regarding the identity of potential participants in the solicitation of proxies in connection with the Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement and other materials to be filed with the SEC. Shareholders may obtain the definitive proxy statement, any amendments or supplements thereto and other materials filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.

i Permission to use quotations neither sought nor obtained.